UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2007

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-144067; 333-144068	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2007, NCO Group, Inc. (“NCO”) and NCO Acquisition Sub, Inc. (“Sub”), a wholly-owned subsidiary of NCO, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Outsourcing Solutions Inc. (“OSI”), a leading provider of business process outsourcing services. Pursuant to the Merger Agreement, NCO will acquire OSI for $325.0 million in cash, subject to certain adjustments (the “Merger Consideration”) and the satisfaction of customary closing conditions.

NCO, Sub and OSI have made certain representations and warranties in the Merger Agreement and agreed to certain covenants, including, among others, covenants by OSI (i) to conduct its business in the ordinary course and consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the merger, (ii) not to engage in certain types of transactions during such period, (iii) to hold a special stockholder meeting to approve and adopt the Merger Agreement, and (iv) not to solicit or participate in any discussions with a third party regarding the acquisition of 50% or more of the assets or stock of OSI or any of its subsidiaries or any alternative business combination transaction, except in limited circumstances specified in the Merger Agreement.

The Merger Agreement contains certain termination rights for both NCO and OSI and provides that, if the Merger Agreement is terminated under specified circumstances, OSI may be required to pay NCO a break-up fee equal to 4% of the Merger Consideration and, under other specified circumstances, NCO may be required to pay OSI a termination fee equal to 4% of the Merger Consideration.

The acquisition is expected to close in the first quarter of 2008 and is subject to OSI stockholder approval and the satisfaction of customary closing conditions, including governmental approvals. There can be no assurance that NCO will acquire OSI or that such acquisition will be completed upon the terms contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which will be filed as an exhibit to NCO’s Annual Report on 10-K for the fiscal year ended December 31, 2007.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2007, NCO issued a press release announcing that it has entered into a definitive agreement to acquire OSI. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release dated December 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: December 12, 2007	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

No.	Description
99.1	Press Release dated December 12, 2007.

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